EXHIBIT 4.1

REGISTRATION RIGHTS AGREEMENT
by and among
BLACKSTONE / GSO SECURED LENDING FUND
and
QIA FIG Holding LLC

Dated as of June 18, 2020

TABLE OF CONTENTS
i

REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of June 18, 2020 and is by and among Blackstone / GSO Secured Lending Fund, a Delaware statutory trust (the “Company”), and QIA FIG Holding LLC (“Investor")
RECITALS
WHEREAS, Investor has made a substantial capital commitment (the “Capital Commitment”) to purchase Shares of the Company.
NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
DEFINITIONS

SECTION 1.1 Certain Definitions. As used in this Agreement:
“Adviser” means GSO Asset Management LLC, an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended.
“Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.
“Agreement” has the meaning set forth in the preamble.
“Board” means the board of directors of the Company.
“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.
“Capital Commitment” has the meaning set forth in the preamble.
“Company” has the meaning set forth in the preamble.
“Demand Party” has the meaning set forth in Section 2.2(a).
“Demand Registration” has the meaning set forth in Section 2.2(a).
“Demand Request” has the meaning set forth in Section 2.2(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
“Exchange Listing” means a quotation or listing of the Company’s securities on a national securities exchange (including through an initial public offering) or a sale of all or substantially all of its assets to, or a merger or other liquidity transaction with, an entity in which the Company’s shareholders receive shares of a publicly-traded company which continues to be managed by GSO Asset Management LLC or an affiliate thereof.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Fundamental Change” means any of the following:
(i)  the Company ceasing to be regulated as a “business development company” pursuant to Section 54(a) of the Investment Company Act of 1940, as amended;
(ii) the Company failing to qualify as a “regulated investment company” within the meaning of Section 851 of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes for any taxable year;
(iii)  the co-investment exemptive order issued by the SEC (File No. 812-14835) is withdrawn and is not replaced with a replacement exemptive order, rule or other form of relief that permits the Company to make co-investments on a materially consistent basis with the current co-investment exemptive order; or
(iv) the Company materially changes its investment objectives.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Holder” means Investor while it is a holder of Registrable Securities or Securities exercisable, exchangeable or convertible into Registrable Securities or any Transferee of Investor to whom registration rights are assigned pursuant to Section 4.2.
“Indemnified Party” and “Indemnified Parties” have the meanings set forth in Section 3.1.
“Independent Trustee” has the meaning set forth in Section 2.5(d).
“Investor” has the meaning set forth in the preamble.
“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“One-Year Lock-Up” means the period from the date hereof until the earlier of (i) the one year anniversary of the date of an Exchange Listing and (ii) the occurrence of a Fundamental Change.
“One-Year Shares” means one-half of the Securities of the Company beneficially owned by the Investor on the date of an Exchange Listing.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.
“Public Offering” means a public offering of equity securities of the Company or any successor thereto or any Subsidiary of the Company pursuant to a registration statement declared effective under the Securities Act.
“Registrable Securities” means all Shares and any Securities into which the Shares may be converted or exchanged pursuant to any merger, recapitalization, consolidation, sale of all or any part of its assets, corporate conversion, reorganization or other extraordinary transaction of the Company held by a Holder (in each case whether now held or hereafter acquired, and including any such Securities received as a result of a stock dividend or stock split or received by a Holder upon the conversion or exchange of, or pursuant to such a transaction with respect to, other Securities held by such Holder). As to any Registrable Securities, such Securities will cease to be Registrable Securities when:
(a) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement;
(b) such Registrable Securities shall have been sold pursuant to Rule 144 or 145 (or any similar provision then in effect) under the Securities Act;
(c) such Registrable Securities shall have been Transferred in a private transaction in which the Transferor’s registration rights under this Agreement are not assigned to the Transferee of the Securities;
(d) the Holders do not reasonably require a registered underwritten offering to sell their Shares acquired through the Capital Commitment (the Holders will be deemed to reasonably require a registered underwritten offering to sell Shares if they hold in excess of 10% of the outstanding Shares or if it would otherwise be impractical or disadvantageous for the Holders to sell Shares without a registered offering); or
(e) such Registrable Securities cease to be outstanding.

“Registration Expenses” means any and all fees and expenses incurred in connection with the performance of or compliance with this Agreement, including:
(a) all registration and filing fees (including, without limitation, SEC, stock exchange, and FINRA registration and filing fees, and the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA, and of its counsel);
(b) all fees and expenses of complying with securities or blue sky Laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);
(c) all printing, messenger, telephone and delivery expenses;
(d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or FINRA and all rating agency fees;
(e) the reasonable fees and disbursements of counsel to the Company and its independent public accounting firm in connection with the preparation, filing and maintenance of any registration statement under this Agreement, including the expenses of any special audits and/or comfort letters required by or incidental to such performance and compliance and the reasonable fees and expenses of one counsel to the Holders selected by Investor; and
(f) the reasonable costs associated with any marketing efforts of Registrable Securities to be sold incurred by Investor.
For the avoidance of doubt, Registration Expenses shall not include, however, and the Company shall have no obligation to pay any transfer taxes relating to the registration or sale of the Registrable Securities.
“SEC” means the U.S. Securities and Exchange Commission or any successor agency.
“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
“Shares” means the common shares of beneficial interest, par value $0.001 per share, of the Company, and any other capital stock of the Company into which such shares are reclassified or reconstituted, including by way of a stock dividend or stock split.
“Shelf Offering” has the meaning set forth in Section 2.2(b).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.
“Transfer” (including its correlative meanings, “Transferor”, “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.
“Two-Year Lock-Up” means the period from the date hereof until the earlier of (i) the two year anniversary of the date of an Exchange Listing and (ii) the occurrence of a Fundamental Change.
“Two-Year Shares” means the other one-half of the Securities of the Company (that are not One-Year Shares) beneficially owned by the Investor on the date of an Exchange Listing.
SECTION 1.2 Other Definitional Provisions; Interpretation.
(a) The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and references in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specified.
(b) The headings in this Agreement are included for convenience of reference only and do not limit or otherwise affect the meaning or interpretation of this Agreement.

(c) The meanings given to terms defined herein are equally applicable to both the singular and plural forms of such terms.
ARTICLE II

REGISTRATION RIGHTS

SECTION 2.1 Piggyback Rights
(a) If at any time after the One-Year Lock-Up Period (with respect to the One-Year Shares) and the Two-Year Lock-Up Period (with respect to the Two-Year Shares), the Company proposes to register the applicable Securities for public sale (whether proposed to be offered for sale by the Company or by any other Person) under the Securities Act (other than a registration on Form N-14, or any successor or other forms promulgated for similar purposes), it will, at each such time, give prompt written notice (which notice shall specify the intended method or methods of disposition) to the Holders of its intention to do so and of such Holder’s rights under this Section 2.1. Upon the written request of any Holder made within twenty (20) days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder), the Company will, subject to Section 2.1(c), effect the registration under the Securities Act of all Registrable Securities which the Holders have so requested to be registered; provided that: (i) if, at any time after giving written notice of its intention to register any Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the Securities to be sold by it, the Company may, at its election, give written notice of such determination to the Holders and, thereupon, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith) without prejudice to the rights of any Holder to request that such registration be effected as a registration under Section 2.2(a); and (ii) if such registration involves an underwritten offering, the Holders of Registrable Securities requesting to be included in the registration must, upon the written request of the Company, sell their Registrable Securities to the underwriters on the same terms and conditions as apply to the other Securities being sold through underwriters under such registration, with, in the case of a combined primary and secondary offering, only such differences, including any with respect to representations and warranties, indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in any registration statement pursuant to this Section 2.1(a) by giving written notice to the Company of such withdrawal at least three Business Days prior to the effective date of the registration statement filed in connection with such registration.
(b) Expenses. The Company or its affiliates will pay 20% and the Investor will pay 80%, in each case of all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.1.
(c) Priority in Piggyback Registrations. If a registration pursuant to this Section 2.1 involves an underwritten offering and the managing underwriter advises the Company in writing (a copy of which shall be provided to the Holders) that, in its opinion, the number of Registrable Securities and other Securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have a material and adverse effect on the price, timing or distribution of the Securities offered in such offering, then the Company will include in any such registration initiated by the Company, the Holders or other holder of Securities: (i) first, the Securities the Company proposes to sell for its own account; and (ii) second, on a pro rata basis, on the basis of the number of Securities requested to be included in such registration by each such holder, subject to any priority rights of any other holder requesting Securities be included in such registration, (1) the Registrable Securities requested to be included in such registration by the Holders and (2) such other Securities entitled to be included in such registration and the holders of which submitted a proper request for inclusion in such registration; provided that if after the One-Year Lock-Up Period, with respect to the One-Year Shares, or the Two-Year Lock-Up Period, with respect to the Two-Year Shares, the Holders have been prevented from exercising their rights under Section 2.2 because of the last paragraph of Section 2.2(a) (i.e., clauses (w), (x), (y) and (z)) for more than six (6) consecutive months, then the Company will include, on a pro rata basis, on the basis of the number of Securities requested to be included in such registration by each such party, the Securities the Company proposes to sell for its own account and the Registrable Securities requested to be included in such registration by the Holders.
(d) Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Securities under this Section 2.1 incidental to the registration of any of its Securities in connection with:
(i) a registration statement filed to cover issuances under employee benefits plans or dividend reinvestment plans;
(ii) any registration statement relating solely to the acquisition or merger after the date hereof by the Company or any of its Subsidiaries of or with any other businesses; or
(iii) any registration related solely to an exchange by the Company of its own securities.
(e) Plan of Distribution, Underwriters and Counsel. If a registration pursuant to this Section 2.1 involves an underwritten offering that is initiated by selling holders, the holders that initiated such underwritten offering (by action of the holders of a majority of the Securities requested to be registered thereby) shall have the right to (i) determine the plan of distribution, (ii) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter (provided that such investment banker or bankers and managers shall be reasonably satisfactory to the Company) and (iii) select counsel for the selling holders.
(f) Shelf Takedowns. In connection with any shelf takedown (whether pursuant to Section 2.2(f) or at the initiative of the Company), the Holders may exercise “piggyback” rights in the manner described in this Agreement to have included in such takedown

Registrable Securities held by them that are registered on such shelf registration statement.
Section 2.2 Demand Registration
(a) General. At any time after an Exchange Listing, upon the written request (a “Demand Request”) of any Holder (the “Demand Party”) requesting that the Company effect the registration under the Securities Act of Registrable Securities and specifying the amount and intended method of disposition thereof (including, but not limited to, an underwritten public offering) (a “Demand Registration”), the Company will file a registration statement to effect the registration under the Securities Act of such Registrable Securities which the Company has been so requested to register by the Demand Party in accordance with the intended method of disposition thereof. The Company shall file the registration statement in respect of a Demand Registration within 30 days after receiving a Demand Request and, subject to the limitations set forth below, shall use reasonable best efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing. The Company shall not be obligated to cause a registration statement with respect to a Demand Registration to be declared effective pursuant to this Section 2.2(a) (i) for the One-Year Shares during the One-Year Lock-Up Period and (ii) for the Two-Year Shares during the Two-Year Lock-Up Period applicable to such Demand Party; provided that, the Company shall be obligated to cause a registration statement with respect to a Demand Registration to be declared effective pursuant to this Section 2.2(a) in respect of the number of Registrable Securities held by the Investor and acquired through the Capital Commitment that represent over 10% of the total number of outstanding Company Securities at such time unless the Investor failed to use commercially reasonable efforts to decrease its holdings of the Company’s Securities below 10% of the total number of outstanding Company Securities.
Notwithstanding the foregoing, the Company shall not be obligated to file a registration statement relating to any registration request under this Section 2.2(a):
(b) within a period of sixty (60) days after the date of the final prospectus relating to any registration request under this Section 2.2(a) or relating to any registration referred to in Section 2.1; provided that such period shall be ninety (90) days in the case of an initial public offering by the Company;
(c) if the Holders are subject to (1) with respect to the One Year Shares, the One-Year Lock Up, (2) with respect to the Two Year Shares, the Two-Year Lock-Up or (3) lock-up obligations of the kind described in Section 2.4(d), in each case, expiring in more than 30 days;
(d) if the amount of Registrable Securities being requested is less than $15.0 million in the aggregate from all Demand Parties at the time of such request; or
(e) if, in the good faith judgment of a majority of the disinterested members of the Board, the Company is in possession of material non-public information the disclosure of which would be materially adverse to the Company and would not otherwise be required under Law, in which case the filing of the registration statement may be delayed until the earlier of the second Business Day after such conditions shall have ceased to exist and the 60th day after receipt by the Company of the written request from a Demand Party to register Registrable Securities under this Section 2.2(a); provided that the Company shall not effect such a delay more than two times in any twelve (12) month period.
(f) Form and Shelf Registrations. Each registration statement prepared at the request of a Demand Party shall be effected on such form as reasonably requested by the Demand Party, including by a shelf registration pursuant to Rule 415 under the Securities Act on a Form N-2 (or any successor rule or form thereto) if so requested by the Demand Party and if the Company is then eligible to effect a shelf registration and use such form for such disposition. The Company shall supplement and amend any shelf registration statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such shelf registration statement. Subject to the other applicable provisions of this Agreement, at any time that any shelf registration statement is effective, if a Holder of Registrable Securities delivers a notice to the Company stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any shelf registration statement (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in such Shelf Offering, then the Company shall amend, subject to the other applicable provisions of this Agreement, or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering; provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the shelf registration statement for such purpose in any 60-day period.
(g) Expenses. The Company or its affiliates will pay 20% and the Investor will pay 80%, in each case of all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2.
(h) Plan of Distribution, Underwriters and Counsel. If a Demand Registration involves an underwritten offering, the Holders of a majority of the Registrable Securities included in such underwritten offering shall have the right to (i) determine the plan of distribution, (ii) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter (provided that such investment banker or bankers and managers shall be reasonably satisfactory to the Company) and (iii) select counsel for the selling Holders.
(i) Priority in Demand Registrations. Any other selling holders of the Company’s Securities (other than transferees to whom a Holder has assigned its rights under this Agreement) will be included in an underwritten offering only with the consent of Holders holding a majority of the shares being sold in such offering.

(j) Shelf Takedowns. Upon the written request of the Demand Party at any time and from time to time, the Company will facilitate in the manner described in this Agreement a “takedown” of the Demand Party’s Registrable Securities off of an effective shelf registration statement.
(k) Additional Rights. In the event the Company engages in a merger or consolidation in which the Shares are converted into Securities of another company, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to Holders by the issuer of such Securities.
SECTION 2.3 Registration Procedures. If and whenever the Company is required to file a registration statement with respect to any Registrable Securities under the Securities Act as provided in this Agreement, the Company will as expeditiously as possible:
(a) consistent with the obligations of a reasonable fiduciary, in connection with any sale of Registrable Securities by the Holders pursuant to a registered public offering, undertake to conduct a reasonable “market check” as to fees, service levels and other commercial terms prior to selecting any service providers (including any investment bank, law firm, accountant or other service providers) for such transaction;
(b) promptly prepare and file with the SEC a registration statement on an appropriate form with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective; provided, however, that either the Company or the Demand Party may discontinue or request the Company to discontinue any registration of Securities which either the Company or the Demand Party has initiated at any time prior to the effective date of the registration statement relating thereto (and, in either such event, the Company or its affiliates shall pay the Registration Expenses incurred in connection therewith); and provided, further, that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will (i) furnish to counsel for the sellers of Registrable Securities covered by such registration statement copies of all documents proposed to be filed, which documents will be subject to the review of such counsel and (ii) fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the sellers of Registrable Securities being sold may request;
(c) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith and make any other filings as may be necessary to keep such registration statement effective for a period not in excess of two (2) years (which period shall not be applicable in the case of a shelf registration effected pursuant to a request under Section 2.2(b)) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will (i) furnish to counsel for the sellers of Registrable Securities covered by such registration statement copies of all documents proposed to be filed, which documents will be subject to the review of such counsel and (ii) fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the sellers of Registrable Securities being sold may request;
(d) in the case of a shelf registration statement pursuant to a request under Section 2.2(b), make any filings necessary to maintain the effectiveness of such registration statement so long as any Registrable Securities remain outstanding, or, if such shelf registration statement expires pursuant to Rule 415 of the Securities Act while any Registrable Securities remain outstanding, to file a new shelf registration statement in accordance with Section 2.3(b);
(e) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;
(f) use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller;
(g) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;
(h) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(i) otherwise comply with all applicable rules and regulations of the SEC, and make available to its Security holders, as soon as reasonably practicable (but not more than eighteen (18) months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;
(j) (i) use its reasonable best efforts to list such Registrable Securities on any securities exchange on which other Securities of the Company are then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange; and (ii) use its reasonable best efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;
(k) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters, reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;
(l) obtain a comfort letter or letters from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by comfort letters as the managing underwriter(s) shall reasonably request;
(m) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;
(n) notify each Holder and counsel for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent: (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to any prospectus shall have been filed; (ii) of the receipt of any comments from the SEC; (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information; and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;
(o) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order promptly;
(p) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;
(q) obtain for delivery to the underwriter(s), if any, an opinion of counsel to the Company if any, covering the matters customarily covered in opinions requested in similar offerings; and
(r) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.
SECTION 2.4 Other Registration-Related Matters.
(a) The Company may require any Person that is Transferring Securities in a Public Offering pursuant to Sections 2.1 or 2.2 to furnish to the Company in writing such information regarding such Person and pertinent to the disclosure requirements relating to the registration and the distribution of the Registrable Securities which are included in such Public Offering as the Company reasonably determines is required by applicable law or regulation.
(b) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(h), it will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until its receipt of the copies of the amended or supplemented prospectus contemplated by Section 2.3(h) and, if so directed by the Company, each Holder will, at its option, deliver to the Company or destroy (at the Company’s expense) all copies, other than permanent file copies then in their possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. For the avoidance of doubt, Investor may retain such copies of the prospectus and other documentation to the extent such retention is required to demonstrate compliance with applicable law, rule, regulation or professional standards, or to comply with a bona fide document retention policy. In the event the Company gives any such notice, the period for which the Company will be required to keep the registration statement effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.3(h) to and including the date when each seller of Registrable Securities covered by such registration statement has received the copies of the supplemented or amended prospectus contemplated by Section 2.3(h).
(c) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(n)(iv), it will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the lifting of such stop order, other order or suspension or the termination of such proceedings and, if so directed by the Company, each Holder will, at its option, deliver to the Company or destroy (at the Company’s expense) all copies, other than permanent file copies then in its possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. For the avoidance of doubt, Investor may retain such copies of the prospectus and other documentation to the extent such retention is required to demonstrate compliance with applicable law, rule, regulation or professional standards, or to comply with a bona fide document retention policy. In the event the Company gives any such notice, the period for which the Company will be required to keep the registration statement effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.3(n)(iv) to and including the date when such stop order, other order or suspension is lifted or such proceedings are terminated.
(d) (i) Each Holder will, in connection with a Public Offering of the Company’s equity Securities (whether for the Company’s account or for the account of any holder or holders, or any or all of them), upon the request of the underwriters managing any underwritten offering of the Company’s Securities, agree in writing not to effect any sale, disposition or distribution of Registrable Securities (other than those included in the Public Offering) without the prior written consent of the managing underwriter for such period of time commencing seven (7) days before and ending, in the case of an initial Public Offering, ninety (90) days, and in the case of any other Public Offering, no longer than sixty (60) days after the date of the final prospectus relating to such offering (or such longer period in such Holder’s discretion); provided that the Company shall use its commercially reasonable best efforts to cause all directors and executive officers of the Company, Holders of more than 5% of the Registrable Securities and all other Persons with registration rights with respect to the Company’s Securities (whether or not pursuant to this Agreement) to enter into agreements similar to those contained in this Section 2.4(d)(i) (without regard to this proviso); and (ii) the Company and its Subsidiaries will, in connection with an underwritten Public Offering of the Company’s Securities in respect of which Registrable Securities are included, upon the request of the underwriters managing such offering, agree in writing not to effect any sale, disposition or distribution of equity Securities of the Company (other than those included in such Public Offering, offered pursuant to Section 2.2(f), issuable upon conversion of Securities or upon the exercise of options, or the grant of options in the ordinary course of business pursuant to then-existing management equity plans or equity-based employee benefit plans, in each case outstanding on the date a notice is given by the Company pursuant to Section 2.1(a)

or a request is made pursuant to Section 2.2(a), as the case may be), without the prior written consent of the managing underwriter, for the same.
(e) With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of Securities of the Company to the public without registration after such time as a public market exists for Registrable Securities, the Company agrees:
(i) to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its Securities to the public;
(ii) to use its commercially reasonable efforts to then file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and
(iii) so long as a Holder owns any Registrable Securities, to furnish to such Holder promptly upon request: (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its Securities to the public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); (B) a copy of the most recent annual or quarterly report of the Company; and (C) such other reports and documents of the Company as such Holder may reasonably request in availing itself or himself of any rule or regulation of the SEC allowing such Holder to sell any such Securities without registration.
(f) Counsel to represent Holders of Registrable Securities shall be selected by the Holders of at least a majority of the Registrable Securities included in the relevant registration.
(g) Each of the parties hereto agrees that the registration rights provided to the Holders herein are not intended to, and shall not be deemed to, override or limit any other restrictions on Transfer to which any such Holder may otherwise be subject.
ARTICLE III
INDEMNIFICATION

SECTION 3.1 Indemnification by the Company. The Company hereby indemnifies and agrees to hold harmless, to the fullest extent permitted by Law, each Holder who sells Registrable Securities covered by a registration statement filed pursuant to Sections 2.1 or 2.2, each Affiliate of such Holder and their respective directors and officers or general and limited partners (and the directors, officers, employees, Affiliates and controlling Persons of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such Securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (each, and “Indemnified Party” and collectively, the “Indemnified Parties”), against any and all losses, claims, damages or liabilities, joint or several, and reasonable and documented expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon: (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or related document or report; (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of a prospectus, in the light of the circumstances when they were made; or (c) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its Subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or related document or report, and the Company will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company will not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to the Company by such Indemnified Party expressly for use in the preparation thereof. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and will survive the Transfer of such Securities by such Holder or any termination of this Agreement.
SECTION 3.2 Indemnification by the Holders and Underwriters. Each Holder who sells Registrable Securities covered by a registration statement filed pursuant to Sections 2.1 or 2.2, severally and not jointly, hereby indemnifies and agrees to hold harmless (in the same manner and to the same extent as set forth in Section 3.1), to the fullest extent permitted by Law, the Company, all other Holders or any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers and controlling Persons, with respect to any untrue statement in or omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such untrue statement or omission was made in reliance upon and in conformity with written information with respect to such Holder or underwriter furnished to the Company by such Holder or underwriter expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing; provided, however, that the liability of each such Holder shall be limited to an amount equal to the aggregate gross proceeds received by such Holder, after underwriting commissions and discounts paid by such Holder, from the sale of Registrable Securities giving rise to such indemnification. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Holders, or any of their respective Affiliates, directors, officers or controlling Persons and will survive the Transfer of such Securities by such Holder.
SECTION 3.3 Notices of Claims, Etc. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article III, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the Indemnified Party to give notice as provided herein will not relieve the indemnifying party of its obligations under Sections 3.1 or 3.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel selected by the Holders of at least a majority of the Registrable Securities included in the relevant registration, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in such Indemnified Party’s reasonable judgment, having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such Indemnified Party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such Indemnified Party in such action, it being understood, however, that the indemnifying party will not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties (and not more than one separate firm of local counsel at any time for all such Indemnified Parties) in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.
SECTION 3.4 Contribution. If the indemnification provided for hereunder from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein for reasons other than those described in the proviso in the first sentence of Section 3.1, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 3.4 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.
The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

SECTION 3.5 Other Indemnification. Indemnification similar to that specified in this Article III (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of Securities under any Law or with any Governmental Authority other than as required by the Securities Act.
SECTION 3.6 Non-Exclusivity. The obligations of the parties under this Article III will be in addition to any liability which any party may otherwise have to any other party.
ARTICLE IV
OTHER
SECTION 4.1 Notices. Any notice, report or other communication required or permitted hereunder shall be in writing (including by electronic mail) and shall be deemed to have been duly given if (i) personally delivered when received, (ii) sent by United States Express Mail or recognized overnight courier on the second following business day (or third following business day if mailed outside the United States) to the addresses set forth below, (iii) delivered by electronic mail, when received:
if to Investor, to:
QIA FIG Holding LLC
c/o Qatar Investment Authority
Ooredoo Tower (Building 14)
Al Dafna Street (Street 801)
Al Dafna (Zone 61)
Doha, Qatar
        Attention: Head of Financial Institutions Department

        Email: notices.FIG@qia.qa
With a copy to: notices.M&A@qia.qa
          notices.legal@qia.qa

if to the Company, to:
Blackstone / GSO Secured Lending Fund
345 Park Avenue, 31st Floor
New York, NY 10154
Attention: Stephan Kuppenheimer; Steve Flantsbaum
Email: Steve.Kuppenheimer@gsocap.com; Steve.Flantsbaum@gsocap.com
SECTION 4.2 Assignment. Neither the Company nor any Holder shall assign all or any part of this Agreement without the prior written consent of the Company; provided, however, that Investor may assign its rights and obligations under this Agreement in whole or in part to any of its Affiliates; provided, further, that any assignment shall not be in a denomination of less than $10.0 million of Registrable Securities; and provided, further, that notwithstanding the foregoing, Investor may assign any rights hereunder without regard to the amount of Registrable Securities being transferred to the extent the Adviser consents to such assignment. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. If the Shares shall be exchanged for or replaced by Securities of another Person, the Company shall use reasonable best efforts to cause such Person to expressly assume all of the Company’s obligations hereunder, to the extent applicable.
SECTION 4.3 Amendments; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Company and the Holders holding a majority of the Registrable Securities subject to this Agreement; provided that no such amendment, supplement or other modification shall adversely affect the economic interests of any Holder hereunder disproportionately to other Holders without the written consent of such Holder. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.
SECTION 4.4 Term. This Agreement shall continue until and terminate upon the earlier of (a) the six year anniversary of the date of an Exchange Listing or (b) the date upon which the Investor no longer is beneficial owner of Registrable Securities.

SECTION 4.5 Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.
SECTION 4.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without giving effect to any principles of conflict of laws that would result in the application of the law of any other jurisdiction.
SECTION 4.7 Jurisdiction. EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF VIA OVERNIGHT COURIER, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FOURTEEN CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST THE OTHER PARTY HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.
SECTION 4.8 MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY FOR ANY PURPOSE RELATED TO THIS AGREEMENT.
SECTION 4.9 Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.
SECTION 4.10 Most Favored Nation. The Company shall not hereafter enter into any agreement with any holder or prospective holder of any securities of the Company giving such Person (i) any demand registration rights or incidental or piggyback registration rights with a higher priority as the rights held by the Holders of Registrable Securities under this Agreement or (ii) registration rights that would be more favorable to such Person than the registration rights granted to Investor under this Agreement, unless (x) such holder has made a larger capital commitment to the Company than the Capital Commitment made by the Investor to the Company or (y) this agreement is amended to also grant such more favorable rights to the Holders.
SECTION 4.11 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, subject to any amendments pursuant to Section 4.3. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.
SECTION 4.12 Severability. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by Law.
SECTION 4.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.
SECTION 4.14 Effectiveness. This Agreement shall become effective, as to any Holder, as of the date signed by the Company and countersigned by such Holder.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.
BLACKSTONE / GSO SECURED LENDING FUND
By:  /s/ Marisa Beeney
              Name: Marisa Beeney
              Title: Authorized Signatory
QIA FIG Holding LLC
By:  /s/ Ahmad Al-Khamji
              Name: Ahmad Al-Khamji
              Title: Director

[Signature Page to Registration Rights Agreement]